Exhibit (h)(13)

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

February 23, 2009

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

Dear Sirs:

This Agreement dated February 23, 2009 amends and restates the Expense Limitation Agreement between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”), dated May 5, 2000 (the “2000 Agreement”). This will confirm the agreement between the Trust and PIMCO as follows:

1. The Trust is an open-end investment company, consisting of multiple series, each of which may offer multiple Classes of shares. This Agreement shall pertain to: a) each Class of each series and to each Class of additional series established in the future that are set forth on Schedule A, as amended from time to time (each a “PIMS Expense Limited Fund”); and b) each series of the Private Account Portfolio Series (“PAPS”), and to each additional PAPS series established in the future that are set forth on Schedule B, as amended from time to time (each a “PAPS Expense Limited Fund” and collectively with the PIMS Expense Limited Funds, the “Expense Limited Funds”).

2. Pursuant to a Supervision and Administration Agreement dated August 11, 2008 and supplemented February 23, 2009 (the “Supervision and Administration Agreement”) between the Trust and PIMCO, the Trust has retained PIMCO to provide or procure supervisory, administrative and other services to the Trust and its shareholders. Pursuant to the Supervision and Administration Agreement, each Expense Limited Fund pays to PIMCO a monthly supervisory and administrative fee at annual rates with respect to one or more Classes of shares of each Expense Limited Fund set forth in the Schedules to the Supervision and Administration Agreement (the “Supervisory and Administrative Fee”).

3. Each Class of each PIMS Expense Limited Fund shall be subject to a limit on the payment of organizational expenses attributable to that Class of the PIMS Expense Limited Fund and/or payment of that Class’s pro rata share of the Trust’s Trustees’ fees (the “PIMS Organizational and Trustee Fee Expenses”) in any year of 0.49 basis points (the “PIMS Organizational and Trustee Fee Expense Limit”).

4. Each PAPS Expense Limited Fund shall be subject to a limit on the payment of organizational expenses attributable to that PAPS Expense Limited Fund and/or payment of that PAPS Expense Limited Fund’s pro rata share of the Trust’s Trustees’ fees (the “PAPS

Organizational and Trustee Fee Expenses”) in any year of 0.049 basis points (the “PAPS Organizational and Trustee Fee Expense Limit”). The PAPS Organizational and Trustee Fee Expenses together with the PIMS Organizational and Trustee Fee Expenses are referred to herein as the “Organizational and Trustee Fee Expenses.” The PAPS Organizational and Trustee Fee Expense Limit together with the PIMS Organizational and Trustee Fee Expense Limit are referred to herein as the “Organizational and Trustee Fee Expense Limit.”

5. To the extent that the Organizational and Trustee Fee Expenses attributable to a Class of an Expense Limited Fund in any fiscal year exceed the Organizational and Trustee Fee Expense Limit for that Class, that portion of such expenses that cause the Organizational and Trustee Fee Expenses for that Class to exceed the Organizational and Trustee Fee Expense Limit (the “Excess Amount”) shall be waived, reduced or, if previously paid, reimbursed by PIMCO as provided in Paragraph 6.

6. Each month the Organizational and Trustee Fee Expenses for each Class of each Expense Limited Fund shall be annualized as of the last day of the month. If the annualized Organizational and Trustee Fee Expenses of a Class of an Expense Limited Fund for any month exceed the Organizational and Trustee Fee Expense Limit of such Class, PIMCO shall waive or reduce its Supervisory and Administrative Fee for such month, or reimburse the Expense Limited Fund, by an amount sufficient to reduce the Class’s annualized Organizational and Trustee Fee Expenses below the Organizational and Trustee Fee Expense Limit for that month.

7. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the Supervisory and Administrative Fees waived or reduced with respect to the previous fiscal year shall equal the Excess Amount.

8. If in any month during which the Supervision and Administration Agreement is in effect, the estimated annualized Organizational and Trustee Fee Expenses of any Class of an Expense Limited Fund for that month are less than the Organizational and Trustee Fee Expense Limit, PIMCO shall be entitled to reimbursement by such Expense Limited Fund of any Supervisory and Administrative Fees waived or reduced pursuant to this Agreement (the “Reimbursement Amount”) during the previous 36 months, to the extent that the Class’s annualized Organizational and Trustee Fee Expenses plus the amount so reimbursed does not exceed, for such month, the Organizational and Trustee Fee Expense Limit, provided that such amount paid to PIMCO will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed to PIMCO.

9. Nothing in this Agreement shall affect the right of PIMCO to continue to be reimbursed under Paragraph 7 of the 2000 Agreement for any fees waived or reimbursed during the previous 36 months to the extent that the fees calculated in the manner described in Paragraph 5 of the 2000 Agreement, plus the amount reimbursed for such month, does not exceed the Organizational and Trustee Fee Expense Limit.

10. This amended and restated Agreement shall become effective on February 23, 2009, shall have an initial term through July 31, 2010, and shall apply for each 12 month period thereafter so long as it is in effect. Thereafter, this Agreement shall automatically renew for one-year terms unless PIMCO provides written notice to the Trust at the above address of the termination of this Agreement, which notice shall be received by the Trust at least 30 days prior to the end of the then-current term. In addition, this Agreement shall terminate upon termination of the Supervision and Administration Agreement, or it may be terminated by the Trust, without payment of any penalty, upon 90 days’ prior written notice to PIMCO at its principal place of business.

11. Nothing herein contained shall be deemed to require the Trust or the Expense Limited Funds to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Expense Limited Funds.

12. Any question of interpretation of any term or provision of this Agreement, including but not limited to the Supervisory and Administrative Fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Supervision and Administration Agreement or the Investment Company Act of 1940 (the “1940 Act”), shall have the same meaning as and be resolved by reference to such Supervision and Administration Agreement or the 1940 Act.

13. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

14. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust relating to each Expense Limited Fund, individually and not jointly. This Agreement has been signed and delivered by an officer of the Trust, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any Trustee or officer individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust relating to each Expense Limited Fund, individually and not jointly, as provided in the Trust’s Declaration of Trust as amended and restated March 31, 2000, and as amended from time to time.

15. This Agreement constitutes the entire agreement between the Trust on behalf of the Expense Limited Funds and PIMCO with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both the Trust and PIMCO.

If the foregoing correctly sets forth the agreement between the Trust and PIMCO, please so indicate by signing and returning to the Trust the enclosed copy hereof

Very truly yours,

PIMCO FUNDS

By:	/s/ Ernest L. Schmider
Name:	Ernest L. Schmider
Title:	President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Name:	Brent R. Harris
Title:	Managing Director

Schedule A

Dated:	May 5, 2000
Revised:	February 23, 2009

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO Commercial Mortgages Securities Fund

PIMCO CommodityRealReturn Strategy Fund

PIMCO Convertible Fund

PIMCO Developing Local Market Fund

PIMCO Diversified Income Fund

PIMCO EM Fundamental IndexPLUS TR Strategy Fund

PIMCO Emerging Local Bond Funds

PIMCO Emerging Markets Bond Fund

PIMCO Extended Duration Fund

PIMCO Floating Income Fund

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Fundamental Advantage Tax Efficient Strategy Fund

PIMCO Fundamental Advantage Total Return Strategy Fund

PIMCO Fundamental IndexPLUS Fund

PIMCO Fundamental IndexPLUS TR Fund

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar Hedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO Income Fund

PIMCO International StocksPLUS TR Strategy Fund (U.S. Dollar Hedged)

PIMCO International StocksPLUS TR Strategy (Unhedged)

PIMCO Investment Grade Corporate Bond Fund

PIMCO Liquid Assets Fund

PIMCO Loan Obligation Fund

PIMCO Long Duration Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Fund III

PIMCO Moderation Duration Fund

PIMCO Money Market Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO Real Return Fund

PIMCO Real Return Asset Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO RealRetirement 2010 Fund

PIMCO RealRetirement 2020 Fund

PIMCO RealRetirement 2030 Fund

PIMCO RealRetirement 2040 Fund

PIMCO RealRetirement 2050 Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO Small Cap StocksPLUS TR Fund

PIMCO StocksPLUS Fund

PIMCO StocksPLUS Long Duration Fund

PIMCO StocksPLUS Municipal-Backed Fund

PIMCO StocksPLUS TR Short Strategy Fund

PIMCO StocksPLUS Total Return Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund III

PIMCO Treasury Money Market Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

Schedule B

Dated:	May 5, 2000
Revised:	February 23, 2009

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

PIMCO Developing Local Markets Portfolio

PIMCO Emerging Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Municipal Sector Portfolio

PIMCO Opportunity Portfolio

PIMCO Real Return Bond Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Portfolio

PIMCO Short-Term Portfolio II

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II